Exhibit T3B.113A

MODIFICATION NO. TWO TO

LIMITED LIABILITY COMPANY AGREEMENT OF

CBL/PARK PLAZA GP, LLC

This Modification No. Two to Limited Liability Company Agreement of CBL/PARK PLAZA GP, LLC (the “Amendment”) is made and entered into to be effective as of this 25th day of October, 2021, by CW Joint Venture, LLC, a Delaware limited liability company (herein referred to as the as the “Member”).

WITNESSETH:

WHEREAS, CBL/PARK PLAZA GP, LLC, an Arkansas limited liability company (the “Company”) is governed by that certain Limited Liability Company Agreement dated as of June 8, 2004 (the “Agreement”);

WHEREAS, Member desires to amend and modify the Agreement (i) to remove the current Managers and elect and substitute new Managers, and (ii) to make certain amendments and modifications to the Agreement as set forth below.

NOW, THEREFORE, the Member does hereby modify and amend the Agreement as follows:

1.

Pursuant to Section 8.1 of the Agreement (Election, Withdrawal, and Removal of Managers), the Member hereby removes CW Joint Venture, LLC as the Chief Manager and CBL & Associates Limited Partnership as the Chief Manager and Secretary, respectively, of the Company and hereby elects CBL & Associates Limited Partnership as the Chief Manager and CBL Holdings I, Inc. as Secretary of the Company.

2.	Exhibit “C” to the Agreement is hereby modified and amended by substituting Exhibit “C” attached hereto to update the Managers.

Except as herein modified, the Agreement shall remain in full force and effect.

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Capitalized terms used but not defined herein shall have the meaning ascribed to such term in the Agreement.

This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Amendment is executed effective as of the date first set forth above.

MEMBER:

CW JOINT VENTURE, LLC, a Delaware limited liability company

By:	CBL & Associates Limited Partnership,
its Manager

By:	CBL Holdings I, Inc.,
its sole general partner

By:	/s/ Jeffery V. Curry
Name: Jeffery V. Curry
Title: Chief Legal Officer

EXHIBIT “C”

To Modification No. Two To Limited Liability Company Agreement Of

CBL/PARK PLAZA GP, LLC

Managers

Chief Manager:	CBL & Associates Limited Partnership

Secretary:	CBL Holdings I, Inc.

Assistant Secretaries:	Deborah F. Bell
Candace Carter
Catherine M. Cook
Victoria Evans
Brad Hendrix
Stanley Hildebrand
Melani LaMar
Elizabeth A. Long
Tracey Nichols
Tina Smith
Chris Price
Christine Scott
Charles Sereebutra
John K. Culpepper
Ronald I. Feldman
James D. Henderson
Jennifer Howard

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